Exhibit 99.1

MEMSIC Completes Crossbow Technology Acquisition

MEMSIC Enhances Systems Solution Capabilities, Broadens Customer Base and

Leverages Manufacturing Platforms

ANDOVER, Mass., January 22, 2010 – MEMSIC, Inc. (NasdaqGM: MEMS), the leading MEMS solution provider, today announced the completion of its acquisition of selected product lines, intellectual property and fixed assets from Crossbow Technology, Inc. The transaction extends MEMSIC’s sensor integration and solution capabilities, expands its product lines, and strengthens its sales and marketing capabilities.

“This acquisition is a major milestone in MEMSIC’s strategy to move beyond component manufacturing. It offers a myriad of opportunities to develop high-end products and drive revenue and margin growth,” said Dr. Yang Zhao, President and CEO of MEMSIC. “Crossbow’s state-of-the-art technology has applications in many sectors, and its leading-edge solutions will enable us to tap opportunities in the industrial and aerospace markets worldwide. An important goal of the acquisition will be to drive down the cost of Crossbow’s products by taking full advantage of MEMSIC’s manufacturing platform in China. The acquisition will also enable MEMSIC to leverage the many financial incentives offered by the Chinese government to attract high-tech growth.”

As part of the acquisition, engineers from Crossbow have joined MEMSIC’s global engineering team, adding significant sensor system integration and solution talent. Selected sales and marketing personnel have also joined MEMSIC, expanding its customer reach and enabling a seamless transition for Crossbow’s large customer base.

The acquisition price of $18 million in cash included the non-military portion of Crossbow Technology’s Inertial Systems business lines and its Wireless Sensor Network (WSN) “Mote” and eKo environmental monitoring business lines. These business lines accounted for approximately $10 million in sales annually by Crossbow.

Founded in 1995 and headquartered in San Jose, California, Crossbow Technology, Inc. was the leading end-to-end solutions supplier of wireless sensor networks and inertial sensor systems. Crossbow shipped over 500,000 sensors to more than 1,000 customers, including select Fortune 100 companies, for diverse applications such as industrial, aerospace, and environmental control.

About MEMSIC, Inc.

MEMSIC Inc., headquartered in Andover, Massachusetts, provides advanced semiconductor sensor and system solutions based on integrated micro-electromechanical systems (MEMS) technology and mixed signal circuit design. MEMSIC’s unique and proprietary approach combines leading edge sensor technologies, such as magnetic sensors and accelerometers, with mixed signal processing circuitry to produce reliable, high quality, cost effective solutions for automotive, consumer and industrial markets. The company shares are listed on the NASDAQ Stock Exchange (NASDAQ GM: MEMS).

Safe Harbor Statement

Statements included in this press release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements for reasons identified under the heading “Risk Factors” in the company’s most recent annual report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof, and the company does not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Source: MEMSIC, Inc.

Company Contact:

Patricia Niu

MEMSIC, Inc.

Chief Financial Officer

978-738-0900

Investor Contact:

Harriet Fried/ Jody Burfening

Lippert Heilshorn & Associates

(212) 838-3777

ir@memsic.com